Exhibit 99.1

Highlands Bankshares, Inc. Announces 2010 First Six Months and Second Quarter Results

Highlands Bankshares, Inc. (OTCBB: HBSI) announces its results of operations for the second quarter and first six months of 2010.

Highlands Bankshares’ operations for the first six months and second quarter of 2010 produced net income of $391,000, or 29 cents per share of common stock outstanding (EPS), and $230,000 or 17 cents per share, respectively.  This compares to income of $1,623,000 or EPS of $1.21 and $660,000 or EPS of 49 cents for the same periods of 2009.  The change in net income, comparing 2010 to 2009 results, is driven primarily by additional loan loss reserves, booked as a result of the continued economic environment.

Return on Average Assets (ROAA) for the first six months was 0.19% and Return on Average Equity (ROAE) was 1.95%.  This compares to a ROAA of 0.83% and a ROAE of 8.08% for the same period a year ago.

Assets were flat from December 31, 2009 to June 30, 2010, totaling $407,108,000.  Shareholders’ Equity at June 30, 2010 was $41,058,000.

During the first six months of 2010, Highlands paid a dividend to its shareholders of 54 cents per share.

Highlands Bankshares Inc. operates eleven banking locations in West Virginia and Virginia through its two wholly-owned subsidiary banks, The Grant County Bank and Capon Valley Bank, and offers insurance services through its wholly-owned subsidiary HBI Life Insurance Company.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect”, “believe”, “estimate”, “plan”, “project”, “anticipate” or other similar words.  Although the company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in:  general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, downturns in the trucking and timber industries, effects of mergers and/or downsizing in the poultry industry in Hardy County, continued challenges in the current economic environment affecting our financial condition and results of operations, continued deterioration in the financial condition of the U.S. banking system impacting the valuations of investments the company has made in the securities of other financial institutions, and consumer spending and savings habits, particularly in the current economic environment.  Additionally, actual future results and trends may differ from historical or anticipated results to the extent:  (1) any significant downturn in certain industries, particularly the trucking and timber industries are experienced; (2) loan demand decreases from prior periods; (3) the company may make additional loan loss provisions due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (4) the company may not continue to experience significant recoveries of previously charged-off loans or loans resulting in foreclosure; (5) the company is unable to control costs and expenses as anticipated, and (6) any additional assessments imposed by the FDIC.  Additionally, consideration should be given to the cautionary language contained in the company’s periodic reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934.  The company does not update any forward-looking statements that may be made from time to time by or on behalf of the company.